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                                                                    EXHIBIT 10.2


                             Stock Option Agreement

                           Onyx Software Corporation

I. OPTION GRANT. ONYX SOFTWARE CORPORATION, a Washington corporation (the "Company") hereby grants a nonqualified stock option to purchase a total of 500,000 shares of Common Stock of the Company, par value $0.01 per share, (the "Common Stock") as of April 4, 2001 (the "Grant Date") to BRIAN HENRY (the "Optionee"), subject in all respects to the terms and provisions of this Stock Option Agreement (the "Option"). This Option shall be governed by, and construed in accordance with, the laws of the state of Washington without regard for principles of conflict of laws.

II. VESTING SCHEDULE. The Vesting Initiation Date shall be April 4, 2001. This Option shall vest and become exercisable as to 25% of the total number of shares of Common Stock covered by this Option on the one year anniversary of the Vesting Initiation Date and an additional 2.0833% of the shares covered by the Option shall vest each month thereafter, with the result that the Option shall be fully vested and exercisable four years after the Vesting Initiation Date. Notwithstanding the foregoing, if Optionee's employment with the Company terminates in a Qualifying Termination (as defined in the Employment Agreement by and between the Company and Optionee entered into as of the 14th day of March, 2001 (the "Employment Agreement")), this Option shall, immediately upon such Qualifying Termination, become fully vested and become exercisable pursuant to the terms of Subsection 12(d) of the Employment Agreement.

III. PRICE. The Option exercise price per share (the "Exercise Price") as determined by the Board of Directors (the "Board") of the Company is $3.03. The Exercise Price shall be paid by delivery of cash or, subject to the discretion of the Board, by delivery of an approved equivalent to cash.

IV. PURCHASE FOR INVESTMENT. This Option may not be exercised if the issuance of shares of Common Stock pursuant to an exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. Any other provision of this Option notwithstanding, the obligation of the Company to issue shares pursuant to an exercise of the Option shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

V. NON-ASSIGNABILITY. The Option may not be transferred or hypothecated in any manner and shall only be exercisable by the Optionee or his legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

VI.   EXERCISE.

      A. This Option shall be exercisable, to the extent of the number of shares purchasable by Optionee at the date of termination, only (a) within one year after
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          such termination if the Optionee's termination is coincident with the
          Optionee's death or Disability (as defined in the Employment Agreement) or (b) within ninety days after the date that Optionee ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a subsidiary if termination of the Optionee's employment or services is for any reason other than death, Disability, or a Qualifying Termination, but in no event later than the remaining Term of the Option or (c) within one hundred twenty (120) days after the date that Optionee ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a subsidiary if termination of the Optionee's employment or services results from a Qualifying Termination, but in no event later than the remaining Term of the Option. Notwithstanding the foregoing provisions of Subsection V.I.A.(c) above, in the event that such options are not exercisable within any portion of such 120 day period, by reason of applicable securities laws, the rules of any stock exchange on which the shares are listed, any agreement with an underwriter, or any agreement with or policy of the Corporation, the 120-day period shall be correspondingly extended, provided that in no event shall extension continue later than the remaining Term of the Option. Any portion of this Option exercisable at the time of the Optionee's death may be exercised, to the extent of the number of shares purchasable by the Optionee at the date of the Optionee's death, by the personal representative of the Optionee's estate or the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution, at any time or from time to time within one year after the date of death, but in no event later than the remaining Term of the Option.

      B. This Option may not be exercised more than ten (10) years from the date hereof (the "Term"), and may be exercised during the Term only in accordance with the terms and provisions set forth herein.

      C. In the event that Optionee's employment terminates in a Qualifying Termination within two years of a Corporate Transaction (as defined below) involving the Company, this Option shall immediately accelerate so as to become fully vested and exercisable. A "Corporate Transaction" means any of the following events: (a) consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than a majority of the outstanding voting securities of the surviving corporation; (b) consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; or (c) approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company. Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date hereof) under the Securities and Exchange Act of 1934, as amended. The

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          accelerated vesting of the Option pursuant to this Section VI(C) or pursuant to the Employment Agreement shall not be adversely altered or rendered null and void, without Optionee's express written consent, even if such accelerated vesting would preclude a Corporate Transaction or other transaction involving the Company from qualifying for financial accounting treatment of such transaction as a pooling of interests under APB Opinion No. 16.

      D. This Option may be exercised for all or part of the shares eligible for exercise by presenting a written notice (the "Notice") to the Company that this Option is exercised in strict accordance with the terms and provisions of this Option. The Company shall determine whether or not the Notice complies with the terms and provisions of this Option. Such Notice shall identify this Option, state the number of shares as to which the Option is exercised and be signed by the Optionee. Delivery of the cash or cash equivalent in payment for the shares to be purchased pursuant to the exercise of this Option shall accompany the Notice. The Letter of Investment, representations and such other documentation required by Section IV hereof shall also accompany the Notice. If the Optionee is deceased, the Notice shall be signed, and if the Optionee is Disabled, it may be signed, by the Optionee's legal representatives or beneficiaries, and in all instances shall be accompanied by evidence satisfactory to the Company and its transfer agent of the right of such person or persons to exercise this Option.

      E. The Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his Option. The Company shall not be required to issue any shares of Common Stock until such obligations are satisfied.

VII. MARKET STANDOFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to this Option without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. Holders of shares issued pursuant to this Option shall be subject to the market standoff provisions of this paragraph only if the other officers and directors of the Company are also subject to similar arrangements. In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section VII., to the same extent the purchased shares are at such time covered by such provisions. In order to enforce the limitations of this Section VII., the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

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VIII. EFFECT OF CHANGE IN COMMON STOCK SUBJECT TO OPTION.  If the outstanding shares of Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares, or recapitalization, the number and kind of shares subject to this Option, and the Exercise Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares subject to this Option and the Exercise Price in relation to the change in stock; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

IX. AMENDMENT OR ALTERATION. The Board may amend or alter this Option, except that no amendment or alteration shall be made which would impair the rights of the Optionee hereunder, without his consent, and, except further, this Option shall be subject to the requirement that, if, at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the stock issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this Option or the issue, transfer, or purchase of shares hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

X. OPTION NOT A SERVICE CONTRACT. This Option is not an employment contract and nothing in this Option shall be construed as giving Optionee any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of Optionee .

XI. NO RIGHTS AS A SHAREHOLDER. The Optionee, or a transferee of the Optionee, shall have no rights as a shareholder with respect to any Common Stock covered by the Option until such person becomes entitled to receive such Common Stock by filing a Notice and paying the Exercise Price pursuant to the terms of this Option.


                              ONYX SOFTWARE CORPORATION

                              By: /s/ Brent Frei
                                  -----------------------
                                  Chief Executive Officer

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If the following acknowledgment and acceptance is not executed within ten (10)
days of the effective date of this Option, it shall lapse and be treated for all purposes as if it were never granted.

The Optionee acknowledges and represents that he is familiar with and understands the terms and provisions of this Option. The Optionee hereby accepts this Option subject to all the terms and provisions contained herein. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board upon any questions arising under the Option.

Dated:  4/7/01

WITNESS:                               OPTIONEE:

                                       /s/ Brian C. Henry
--------------------------------       ---------------------------------------
                                       Brian Henry

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